                                  EXHIBIT 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

             TIDEL CONCLUDES FIRST RECOVERY FROM CREDIT CARD CENTER

HOUSTON, TEXAS -- September 27, 2001 -- Tidel Technologies,  Inc. (Nasdaq: ATMS)
today  announced  that it has  successfully  completed  the  first  step  toward recovering  a portion of its losses  related to the  bankruptcy  of Credit  Card
Center  ("CCC"),  formerly  Tidel's  largest  customer.  In  accordance  with an agreement  approved by the Federal  Bankruptcy Court,  Tidel and NCR Corporation
("NCR") have jointly  acquired the entire  inventory of Automated Teller Machine
("ATMs") equipment owned by CCC. The inventory consists of more than 4,000 ATMs, together with related parts and supplies,  originally manufactured by Tidel, NCR and several other  companies,  which is principally  stored in  approximately 20 locations throughout the United States.

In a transaction  that closed  September 24, 2001, Tidel and NCR paid a total of
$8,000,000  for  such  inventory,  consisting  of a cash  deposit  by  Tidel  of
$1,000,000 into escrow as well as equal credits against accounts  receivable due to Tidel  and NCR from CCC.  The cash  portion  of the  purchase  price  will be definitively determined after resolution of third party claims and liens against
CCC that might  ultimately have priority over the claims of Tidel and NCR. Based on  information  available at this time,  Tidel  believes that the final allowed claims and liens will aggregate  less than  $1,000,000,  and in that event,  the difference will be refunded from escrow to Tidel.

Pursuant to a separate  but related  agreement  between  Tidel and NCR, NCR paid
Tidel  $1,032,300  to  purchase  certain  ATMs  manufactured  by NCR which  were included  in the  inventory  jointly  acquired  from  CCC  at 10 of the  storage locations.  NCR will pay Tidel up to an  additional  $114,700 of retainage in 30 days subject to certain conditions.  The inventory purchased from Tidel included
650 new NCR ATMs from Tidel along with  approximately  1000  additional NCR ATMs that required replacement of parts or refurbishing.  Tidel is also entitled to a contingent  payment not to exceed  $400,000  upon resale of the new ATMs by NCR.
Tidel is negotiating  to sell the NCR inventory  recovered from the remaining 10 or more locations to NCR in October 2001.

According to James T. Rash, Chairman and CEO of Tidel, "A final determination of the inventory  quantities  purchased  cannot occur until receipt of the goods by
Tidel from the various storage locations.  We believe,  however, that Tidel will recover between 1,500 and 2,000 of its own ATMs, or  approximately  one-third of the  units  not  paid  for by CCC  prior  to its  collapse.  From an  accounting standpoint,  Tidel will add its ATMs and parts to finished  goods  inventory  at
Tidel's cost basis,  less any  restocking  and  refurbishing  costs.  All of the inventory  acquired by Tidel that was manufactured by companies other than Tidel and NCR may be sold by Tidel in privately negotiated transactions."

Rash added, "Although both of these transactions were important steps in Tidel's efforts  to recoup  losses  from the CCC  situation,  they are  merely the first steps. We are continuing to vigorously  pursue  additional  recoveries of assets from CCC which represent a significant portion of our collateral package."

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 30,000  retail ATMs and 115,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the Internet at www.tidel.com.

"SAFE HARBOR" DISCLAIMER UNDER THE PRIVATE  SECURITIES  LITIGATION REFORM ACT OF
1995:  THIS  PRESS  RELEASE  CONTAINS  FORWARD-LOOKING   STATEMENTS,   INCLUDING
STATEMENTS AS TO ANTICIPATED OR EXPECTED RESULTS, BELIEFS,  OPINIONS, AND FUTURE
FINANCIAL  PERFORMANCE.  THE  FORWARD-LOOKING  STATEMENTS  ARE BASED ON  CURRENT
EXPECTATIONS AND ASSUMPTIONS AND INVOLVE RISKS AND UNCERTAINTIES  THAT MAY CAUSE
THE COMPANY'S  ACTUAL  EXPERIENCE TO DIFFER  MATERIALLY  FROM THAT  ANTICIPATED.
ESTIMATES  ARE  BASED ON  RELIABLE  INFORMATION  AND PAST  EXPERIENCE.  HOWEVER,
OPERATING  RESULTS ARE AFFECTED BY A WIDE VARIETY OF FACTORS,  MANY OF WHICH ARE
BEYOND THE CONTROL OF THE COMPANY.  FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE
LEVELS OF ORDERS WHICH ARE  RECEIVED  AND CAN BE SHIPPED IN A QUARTER;  CUSTOMER
ORDER PATTERNS AND  SEASONALITY;  COSTS OF LABOR,  RAW  MATERIALS,  SUPPLIES AND
EQUIPMENT;  TECHNOLOGICAL  CHANGES;  COMPETITION  AND  COMPETITIVE  PRESSURES ON
PRICING;   AND  ECONOMIC   CONDITIONS  IN  THE  UNITED  STATES  AND   WORLDWIDE.
ADDITIONALLY,  FACTORS  AND RISKS  AFFECTING  OPERATING  RESULTS  INCLUDE  THOSE
DESCRIBED IN THE COMPANY'S  REGISTRATION  STATEMENTS AND PERIODIC  REPORTS FILED
WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.